Exhibit 99.1

November 6, 2002

Dear Stockholder:

I wanted to take a moment to write to you about how things are proceeding at Lipid Sciences and to share with you the state of the corporation since I joined as your Chairman in September.

Change is a constant these days in business, and change for the better is what we are about at Lipid Sciences. Let me begin with the Board of Directors as an illustration. Just within the last four months, in addition to myself, two new members, Lew Meyer and H. Bryan Brewer, Jr., M.D., have joined us to provide a balance of business and science acumen. Through the Executive Committee we have been able to provide a resource to management while a national search for a Chief Executive Officer is conducted. This collective counsel will serve the stockholders well while work continues toward the commercialization of our novel technology of plasma delipidation.

The goal the Board of Directors has set for your corporation is to advance the science that we have at our disposal while prudently managing our costs and tailoring our activities to survive in a very uneven financing market. In order to maximize the assets (cash) we have at our disposal, your Board will be considering a variety of restructuring activities to improve operating efficiencies and set the stage for future growth. All activities are targeted to strengthen our focus of moving the science forward.

To that end, we will be pursuing a first indication for our viral platform specifically focused on HIV. HIV is a lipid-enveloped virus as are Hepatitis B and Hepatitis C and Herpes. We believe Lipid Sciences’ process may effectively inactivate the HIV particle and has the potential to be a therapeutic treatment for these diseases. Currently, in vitro and in vivo (animal) studies are being conducted in support of this indication. In addition, we are evaluating the preliminary results from our Phase 1 Human Safety Trial in Australia, which is currently paused, with the goal of advancing the science and improving the safety of the plasma delipidation process. We expect that this work could support both our viral and cardio-vascular technology platforms.

What we will seek to demonstrate to you over the coming months is the wise use of the existing assets to assure the future of your corporation. We recognize the need to reconfigure our infrastructure and operations, where appropriate, to meet the continuing challenges of a development-stage company and to strengthen the focus of moving the science toward commercialization. I will update you at regular intervals as we build awareness of Lipid Sciences’ technology in the marketplace as being revolutionary and as an attractive investment opportunity.

Thank you for your continuing interest and for your support.

Sincerely,

Richard G. Babbitt
Chairman of the Board

Forward-Looking Statements
This letter to stockholders contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance as well as all other statements that are not statements of historical fact. The forward-looking statements contained in this letter to stockholders reflect our current beliefs and expectations on the date of this letter to stockholders. Actual results, performance or outcomes may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically the most recent reports on Form 10-K and Form 10-Q which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. In addition to those risk factors, other factors that could cause actual results to differ materially include the following: Our inability to obtain adequate funds, our inability to receive regulatory approval for or technology, which is only in the clinical development stage; delay or failure to complete clinical studies; our dependence on our license agreement with Aruba International; competition in our industry; failure to secure and enforce our intellectual property rights; our reliance on collaborations with strategic partners; risks associated with use of biological and hazardous materials; product liability claims; and economic downturn in the real estate market.

7068 Koll Center Parkway, Suite 401, Pleasanton, CA 94566-3111
Tel: 925-249-4000 Fax: 925-249-4040